MEMORANDUM OF AGREEMENT
                             -----------------------


           Between Allan J. Okscin and Friendly Ice Cream Corporation


     This acknowledges and documents our mutual agreement concerning your separation from Friendly Ice Cream Corporation ("Friendly's"). This Agreement will confirm various matters concerning your separation from employment so that no misunderstanding exists between you and Friendly's.

     It is your intention, and the intention of Friendly's, that you will continue in your current position as Vice President, Corporate Controller through and including May 31, 2006 (the "Separation Date"), and your responsibilities and compensation will remain the same as they are on this date. Following the Separation Date, you will no longer be an employee of Friendly's.

I.   SALARY CONTINUATION
     -------------------

     Following the date hereof, and continuing for twelve months beyond the Separation Date, Friendly's will continue to pay you, at your current base rate of pay and on your current payment schedule, including car allowance and an amount equal to your executive match (the current executive match payment is equal to seven percent (7%) of your current base salary, paid in twelve equal monthly installments, less applicable taxes). The salary you receive will be subject to appropriate statutory deductions and such other deductions normally made for employees of Friendly's. Within ten (10) days after the Separation Date, we will also pay you (i) and amount equal to four (4) weeks' vacation and
(ii) the sum of ten thousand dollars ($10,000) in lieu of outplacement services. You will not be eligible to receive any bonus for 2006.

     From time to time after your separation, you may be contacted with questions relating to matters you have been involved with while employed by Friendly's. You agree to provide your complete cooperation and make all pertinent information regarding these matters available upon request, as well as be personally available, at mutually convenient times, on an as-needed basis.


II.  BENEFIT/RETIREMENT PLANS
     ------------------------

     Your group medical/dental insurance and other such benefits, if enrolled, end on your last day of active work. To continue medical/dental coverage beyond your Separation Date, you must complete a continuation of coverage (COBRA) application, which will be provided to you. It is your responsibility to make all payments to the COBRA carrier.

         Notwithstanding anything to the contrary contained herein:

     >> If you elect to retire and receive retirement benefits, Friendly's will reimburse you an amount equal to the cost of twelve (12) months of retiree medical premiums and twelve (12) months of COBRA dental premiums; or

     >> If you elect not to retire and receive retirement benefits, Friendly's will reimburse you an amount equal to twelve (12) months of your COBRA payments.

     Your group life insurance ends on your Separation Date, but if your life insurance is provided through Pacific Mutual Life Insurance Company, it is unaffected by your leaving employment because it is your own personal policy. Payments by Friendly's on your behalf will cease as of your Separation Date. Questions about coverage thereafter or about other matters related to this policy should be referred to Ms. Karen Socola of the AYCO Corporation at (518) 373-7725.


IIII.    COVENANTS
         ---------

     In consideration of the terms set forth in this letter, you agree to the following:

     1. You will forever refrain from disclosing or confirming or using in any way, either directly or indirectly, any information concerning insurance, loss claims, loss payments, safety and health conditions, financial condition, strategic planning or other confidential or non-public information relating to Friendly's or its subsidiaries, divisions, parents and affiliates, and any of their agents, employees, directors and officers which you learned or became aware of since the inception of your employment with Friendly's except for information which is generally known by the public, without Friendly's prior written consent, except to the extent required by law.

     2. You will turn over to your supervisor all originals and copies of any documents, manuals, plans, equipment, business papers, computer diskettes or other materials relating to Friendly's and its subsidiaries, divisions, parents and affiliates, their agents, employees, directors and officers which are in your control or possession within two days of the Separation Date.

     3. You, on behalf of yourself, your spouse, heirs, agents, attorneys, representatives and assigns, hereby release and discharge forever all claims and causes of action of every name and nature that have arisen or might have arisen at any time up to and including the date on which you sign this Agreement (whether known or unknown, accrued, contingent, or liquidated) that you now have or may have against Friendly's, any of its subsidiaries, divisions, parents and affiliates, or any of the aforementioned entities' agents, employees, directors, and officers, including but not limited to, any claims relating to your employment with Friendly's and the termination thereof; any claims based on statute, regulation, ordinance, contract or tort; any claims arising under the Age Discrimination in Employment Act of 1967, as amended (the "ADEA"), or any other federal, state, or local law relating to employment discrimination, harassment, or retaliation; any claims relating to wages, compensation, or benefits; and any related claims for attorney's fees, except that you do not release Friendly's from claims for payments and other benefits related to this Agreement.

     4. You agree not to file a lawsuit in any court of the United States or any State thereof concerning any matter released in this Agreement or from participating in an age discrimination investigation or proceeding conducted by any such agency. However, by signing this Agreement, you acknowledge that you are waiving your right to money damages and any other relief should any agency pursue claims on your behalf arising out of or relating to your employment with and/or separation from Friendly's.

     5. The parties agree to forever refrain from taking any action or making any statement which brings discredit upon or disparages the other party (including, with respect to Friendly's, its services or products, or any of its directors, officers, employees, or agents).

     6. If either party breaches any of the terms of this Agreement, the non-breaching party may be entitled to recover from the breaching party all costs, fees, and expenses (including attorney's fees) as may be awarded by a court of competent jurisdiction under applicable law and if Friendly's prevails as a non-breaching party, it will be entitled to recover what it has paid you under this Agreement.

     7. Nothing contained in this Agreement shall be deemed to create a contract for employment for the period beginning on the date hereof and ending on the Separation Date. You will remain an employee at will, and your employment may be terminated at any time for any reason. In the event you or Friendly's choose to terminate your employment prior to the Separation Date, the date that your employment is terminated will replace May 31, 2006, as the Separation Date.


V.   ENTIRE AGREEMENT
     ----------------

     This is the entire agreement between us and any prior agreements or understandings, whether oral or written, are entirely superseded by this Agreement and you have not relied upon any other agreement or representation not found in this Agreement. We each have voluntarily accepted the terms as sufficient without reservation. This Agreement may only be modified by a written agreement signed by you and an officer of Friendly's.

     Pursuant to its obligations under the ADEA, Friendly's advises you to consult with an attorney prior to executing this agreement. You have 21 days from the date of receipt of this document in which to consider this agreement. In addition, you may revoke this agreement for seven days following its execution, but only by delivering a written revocation notice to Friendly's Vice President of Human Resources. This agreement shall not become effective or enforceable until the seven-day revocation period has expired.

     By signing this Agreement, you acknowledge that you have read and fully understand all of its provisions and that you are signing it voluntarily. You also acknowledge that you are not relying on any representations by any representative of Friendly's concerning the meaning of any aspect of this Agreement.

     In the event, after the execution of this Agreement but before all payments to you have been made, Friendly's determines that you have engaged in any fraudulent or illegal activity related to Friendly's not actually known to Friendly's prior to the execution of this Agreement, Friendly's shall have the right to terminate its remaining obligations under this Agreement, declaring it null and void.

     Each party hereto agrees that they are fully authorized and have all of the requisite right, power, and authority to enter into this Agreement, which is fully binding upon and enforceable against the respective parties hereto in accordance with its terms.


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


     This   Agreement  is  made  and  entered  into  in  the   Commonwealth   of
Massachusetts and shall in all respects be interpreted, enforced, and governed by the laws of the Commonwealth of Massachusetts.

     If the above is in agreement with your understanding, please sign and keep one copy of this document for your records and return one copy to me.


ACCEPTED AND AGREED TO AS OF THIS 23rd DAY OF JANUARY, 2006.


FRIENDLY ICE CREAM CORPORATION

By:      /s/ Garrett J. Ulrich
         -----------------------------------------------------
             Garrett J. Ulrich
             Vice President, Human Resources


By:      /s/ Allan J. Okscin
         -----------------------------------------------------
             Allan J. Okscin


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